Exhibit 99.1

Date: May 27, 2020	CorVel Corporation
2010 Main Street
Suite 600
Irvine, CA 92614

FOR IMMEDIATE RELEASE	Contact: Melissa Storan
Phone: 949-851-1473
http://www.corvel.com

CorVel Announces Revenues and Earnings

IRVINE, California, May 27, 2020— CorVel Corporation (NASDAQ: CRVL) announced the results for the quarter and fiscal year ended March 31, 2020. Earnings per share for the quarter ended March 31, 2020 were $0.64; earnings per share were $0.63 in the same quarter of the prior year. Revenues for the quarter ended March 31, 2020 were $147 million, a decrease from revenues of $151 million in the same quarter of the prior year.

Earnings per share for the fiscal year ended March 31, 2020 were $2.55, an increase of 3.7% from earnings per share of $2.46 for fiscal year ended March 31, 2019. Revenues for the fiscal year ended March 31, 2020 were $592 million, and were $596 million for the fiscal year ended March 31, 2019.

The Company responded immediately to the COVID-19 pandemic, making required adjustments to reflect the reduced level of healthcare created by the lockdowns across the Country.  CorVel has prioritized the physical wellbeing of its employees and uninterrupted service to customers through seamless transition to remote working, which in turn has impacted overall financial results.

“These times are unprecedented, and as a company, we were forced to make difficult but necessary decisions at the onset of the pandemic, including an 8% reduction in force that began in the March quarter and continued through the June quarter in order to protect the company while maintaining operations and supporting our customers,” said Michael Combs, CorVel’s President and CEO. “CorVel is a lean, fiscally conservative organization with solid business fundamentals and a strong balance sheet. Our team, systems, and distributed environment position us well to meet the needs of our customers during this unusual time. We enter this period from a position of strength. CorVel has thrived over the last 30 years, regardless of external challenges. I would like to thank all of the CorVel team members for their significant efforts to maintain operations, support our customers and communities with adaptability and resilience over the last several months,” continued Combs.

The Company is leveraging its expertise in technology and telehealth into expanded virtual services, with the goal of minimizing the spread of COVID-19 and of quickly identifying and safely treating all workers’ compensation cases.

The Company’s Virtual Care platform, which includes telehealth, ancillary benefit, case management and pharmacy services is now fully integrated with our 24/7 nurse triage services. In an industry where immediate access to care and a team approach to patient management are of the utmost importance, this integration significantly reduces traditional delays in care, avoids duplicative efforts and allows for efficient coordination of treatment of the injured worker.

The Virtual Care platform automates the integration of all medical notes, reports and documents in real time for the claims professional, customers and healthcare professionals. Through the Company’s directed care network injured workers can be promptly scheduled for virtual or onsite physical therapy, radiology services, and durable medical equipment. CorVel’s pharmacy services are coordinated with care management and can be delivered directly to patients at home. The Company's Virtual Care process provides industry leading connectivity from the onset of an injury through to return to work, allowing medical and claims professionals to achieve improved outcomes by focusing on the injured worker’s needs.

About CorVel

CorVel Corporation is a national provider of innovative workers’ compensation, auto, liability and health solutions for employers, third party administrators, insurance companies, and government agencies seeking to control costs and promote positive outcomes. We apply technology, intelligence, and a human touch throughout the risk management process so our clients can intervene early and often while being connected to the critical intelligence they need to proactively manage risk. With a robust technology platform at its core, our connected solution is delivered by a national team of associates who are committed to helping clients design and administer programs that meet their organization’s performance goals.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company, management’s beliefs, and certain assumptions made by the Company, and events beyond the Company’s control, all of which are subject to change. Such forward-looking statements include, but are not limited to, statements relating to the Company’s telehealth and virtual care services and the Company’s continued investment in these and other innovative technologies, and statements relating to the Company’s stock repurchase program and the timing of entering into a Rule 10b5-1 stock trading plan. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially and adversely from those expressed in any forward-looking statement, including the risk that the impact of the COVID-19 pandemic on our business, results of operations and financial condition is greater than our initial assessment; and the amount and timing of any stock repurchases under the Company’s stock repurchase program, if any, and the Company’s ability to repurchase shares of its common stock and how those repurchased shares may be used.

The risks and uncertainties referred to above include, but are not limited to, factors described in this press release and the Company’s filings with the Securities and Exchange Commission, including but not limited to “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2019 and the Company’s Quarterly Report on Form 10-Q for the quarters ended June 30, 2019, September 30, 2019, and December 31, 2019. The forward-looking statements in this press release speak only as of the date they are made. The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

CorVel Corporation
Quarterly and Fiscal Results – Income Statement
Quarters and Fiscal Year Ended March 31, 2020 and March 31, 2019

Quarter Ended	March 31, 2020	March 31, 2019
Revenues	$147,024,000	$151,084,000
Cost of revenues	116,333,000	118,472,000
Gross profit	30,691,000	32,612,000
General and administrative	15,865,000	16,462,000
Income from operations	14,826,000	16,150,000
Income tax provision	3,079,000	4,312,000
Net income	$11,747,000	$11,838,000
Earnings Per Share:
Basic	$0.65	$0.64
Diluted	$0.64	$0.63
Weighted Shares
Basic	18,074,000	18,622,000
Diluted	18,325,000	18,855,000

Fiscal Year Ended	March 31, 2020	March 31, 2019
Revenues	$592,225,000	$595,740,000
Cost of revenues	466,304,000	470,931,000
Gross profit	125,921,000	124,809,000
General and administrative	65,210,000	63,296,000
Income from operations	60,711,000	61,513,000
Income tax provision	13,334,000	14,810,000
Net income	$47,377,000	$46,703,000
Earnings Per Share:
Basic	$2.59	$2.48
Diluted	$2.55	$2.46
Weighted Shares
Basic	18,326,000	18,794,000
Diluted	18,602,000	19,008,000

CorVel Corporation
Quarterly Results – Condensed Balance Sheet
March 31, 2020 and March 31, 2019

	March 31, 2020	March 31, 2019
Cash	$83,223,000	$91,713,000
Customer deposits	48,991,000	45,268,000
Accounts receivable, net	65,767,000	71,336,000
Prepaid taxes and expenses	11,010,000	7,176,000
Property, net	75,900,000	61,980,000
Goodwill and other assets	40,703,000	40,545,000
Right-of-use asset, net	90,666,000	—
Total	$416,260,000	$318,018,000
Accounts and taxes payable	$16,363,000	$11,478,000
Accrued liabilities	117,326,000	105,441,000
Deferred tax liability	7,764,000	6,294,000
Long-term operating lease liabilities	85,096,000	—
Paid-in capital	168,937,000	155,801,000
Treasury stock	(531,763,000)	(466,156,000)
Retained earnings	552,537,000	505,160,000
Total	$416,260,000	$318,018,000